CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Nascent Wine Company, Inc. (the "Company") on Form 10-QSB for the three months ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sandro Piancone, acting in the capacity as the Chief Executive Officer, and I, Patrick Deparini, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sandro Piancone

Sandro Piancone
Chief Executive Officer
May 2, 2006

/s/ Patrick Deparini

Patrick Deparini
Chief Financial Officer
May 2, 2006